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                                                                  Exhibit (a)(9)

                              Form of DRAFT E-MAILS

Election Form Received
This e-mail is being sent to you to confirm that your Election To Participate Form for the Offer to Cancel and Reissue Stock Options has been received by Human Resources

FYI - This is a mass mailing. For Confidentiality purposes, the names of the recipients of this e-mail have been suppressed.

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Non-Participation Confirmation for the Offer to Cancel and Reissue Stock Options
This e-mail confirms that we have received your Election Not To Participate Form indicating that you will not be participating in the Offer to Cancel and Reissue Stock Options.

By not participating in the Offer, there will be no changes to the terms and conditions of any options previously granted to you.

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Reminder Notice - Offer to Cancel and Reissue Stock Options
This is a reminder notice that as of [date], we have not received your Election To Participate/Not To Participate Form for the Offer to Cancel and Reissue Stock Options.

Please remember that your decision to participate in this Offer is voluntary and cancellation of your eligible options will occur only if you elect to participate. If you choose to participate, the election form must be received by Genuity's HR Compensation Department on or before 5:00 pm Eastern Standard Time on December 31, 2001.

If you have questions regarding the program, please contact the HR Compensation Hotline at (781) 865-xxxx or stockoptions@genuity.com
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Revocation Confirmation for the Offer to Cancel and Reissue Stock Options
This e-mail confirms that we have received your revocation letter indicating that you have decided not to participate in the Offer to Cancel and Reissue Stock Otpions.

By not participating in the Offer, there will be no changes to the terms and conditions of any options previously granted to you.